UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

CHRISTOPHER & BANKS CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	06-1195422
(State or Other Juris-	(I.R.S. Employer
diction of Incorporation	Identification Number)
or Organization)

2400 Xenium Lane North

Plymouth, Minnesota  55441

(Address of Principal Executive Office and Zip Code)

Christopher & Banks Corporation 2005 Stock Incentive Plan

(Full Title of the Plan)

Luke R. Komarek, Esq.

Senior Vice President and General Counsel

Christopher & Banks Corporation

2400 Xenium Lane North

Plymouth, MN  55441

(763) 551-5000

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Thomas F. Steichen, Esq.

Fredrikson & Byron, P.A.

200 South Sixth Street, Suite 4000

Minneapolis, Minnesota  55402

(612) 492-7000

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Awards to Issue Common Stock under the 2005 Stock Incentive Plan	Indefinite	$0.00	$0.00	$0.00
Common Stock issuable under the 2005 Stock Incentive Plan	1,000,000 shares	$13.655	$13,655,000.00	$420.00
TOTAL:			$13,655,000.00	$420.00

(1)           In addition, pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein and any additional securities which may become issuable pursuant to anti-dilution provisions of the 2005 Stock Incentive Plan.

(2)           Estimated pursuant to Rule 457(h) solely for the purpose of calculating the registration fee and based upon the average of the high and low prices of the Registrant’s Common Stock on October 10, 2007.

The purpose of this Registration Statement on Form S-8 is to register 1,000,000 additional shares for issuance under the Registrant’s 2005 Stock Incentive Plan. The contents of the Registrant’s Registration Statement on Form S-8, Reg. No. 333-132378, are incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plymouth and State of Minnesota, on the 4th day of October, 2007.

CHRISTOPHER & BANKS CORPORATION
(the “Registrant”)

By	/s/ Andrew K. Moller
Andrew K. Moller
Executive Vice President and Chief Financial
Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

(Power of Attorney)

Each of the undersigned constitutes and appoints Andrew K. Moller and Luke R. Komarek, Esq. his or her true and lawful attorney-in-fact and agent, each acting alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Form S-8 Registration Statement of Christopher & Banks Corporation relating to the Christopher & Banks Corporation 2005 Stock Incentive Plan and any or all amendments or post-effective amendments to the Form S-8 Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Lorna Nagler	President, Chief Executive Officer and Director (principal executive officer)
Lorna Nagler		October 4, 2007

/s/ Monica L. Dahl	Executive Vice President and Chief Operating Officer
Monica L. Dahl		October 4, 2007

/s/ Andrew K. Moller	Executive Vice President and Chief Financial Officer (principal financial officer and principal accounting officer)
Andrew K. Moller		October 4, 2007

/s/ Larry C. Barenbaum	Chairman of the Board of Directors
Larry C. Barenbaum		October 4, 2007

/s/ Robert Ezrilov	Director
Robert Ezrilov		October 4, 2007

/s/ Anne L. Jones	Director
Anne L. Jones		October 4, 2007

/s/ Donald D. Beeler	Director
Donald D. Beeler		October 4, 2007

/s/ James J. Fuld, Jr.	Director
James J. Fuld, Jr.		October 4, 2007

/s/ Mark A. Cohn	Director
Mark A. Cohn		October 4, 2007

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

CHRISTOPHER & BANKS CORPORATION

Form S-8 Registration Statement

EXHIBIT INDEX

Exhibit
Number	Exhibit Description

5	Opinion and Consent of Fredrikson & Byron, P.A. relating to the legality of securities under the 2005 Stock Incentive Plan
23.1	Consent of Fredrikson & Byron, P.A. (See Exhibit 5)
23.2	Consent of PricewaterhouseCoopers LLP
24	Power of Attorney (See Signature Page)